UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the
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Micrus Endovascular Corporation

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Micrus Signs Definitive Agreement
With Johnson & Johnson

Investor Talking Points

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This morning we announced a definitive agreement with Johnson & Johnson, in which Johnson & Johnson will acquire all outstanding shares of Micrus.  On completion of this transaction, Micrus will join Codman & Shurtleff, the neuro-device group of the DePuy Family of Companies within Johnson & Johnson.

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The value of this transaction is compelling and is in line with recent acquisition multiples in the medical device sector.  Under the terms of the transaction, Micrus stockholders will receive $23.40 per share in cash.  This is a 16% premium to our 30-day trailing average stock price and a 23% premium to our 60-day trailing average stock price.  The equity value of the transaction (based on a treasury stock method) also represents a multiple of 4.7-times our fiscal year 2010 revenues, and 4.2-times the midpoint of our guidance for fiscal year 2011 revenues.  Since the announcement of Coviden's acquisition of ev3, our stock has risen 28% compared to -1% for the Dow Jones Medical Device Index.  The value of the transaction as of the anticipated closing date is anticipated to be approximately $480 million, based on Micrus's approximately 20.5 million fully diluted shares outstanding.

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Our board of directors and executive management wholeheartedly support this transaction, which we are confident will provide significant benefit to our employees, our customers, their patients and our stockholders.  It is in keeping with our commitment at Micrus to provide less-invasive neurointerventional solutions that empower physicians to effectively treat cerebral vascular disease.

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This transaction unites the complementary strengths of Micrus and Codman & Shurtleff.  It combines the Micrus leading-edge products and pipeline into a broad-based offering to neurointerventionalists, endovascular neurosurgeons and interventional neurologists.  We gain added credibility from the globally recognized Codman name, its capital strength and a strong platform to developed additional, value-added products for the treatment of hemorrhagic and ischemic stroke.

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The transaction is subject to the final approval of Micrus stockholders, as well as other customary regulatory conditions.  We expect that this transaction will be completed before the end of this year.

—	Additional information will be available in our Proxy statement, which is expected to be filed with the SEC this month.

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Forward Looking Statements

This communication includes “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including the risks to both companies that the acquisition of Micrus Endovascular Corporation will not be consummated, as the transaction is subject to certain closing conditions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements on trends toward healthcare cost containment; and any statements of assumptions underlying any of the foregoing.  In addition, if and when the transaction is consummated, there will be risks and uncertainties related to Johnson & Johnson’s ability to successfully integrate the products and employees of Johnson & Johnson and Micrus Endovascular Corporation as well as the ability to ensure continued performance or market growth of Micrus Endovascular Corporation’s products. These risks, uncertainties and other factors, and the general risks associated with the respective businesses of Johnson & Johnson and Micrus Endovascular Corporation described in the reports and other documents filed by each of them with the Securities and Exchange Commission (the “SEC”), could cause actual results to differ materially from those referred to in the forward-looking statements.   For example, general business conditions, the impact of healthcare reform and any other changes to applicable governmental laws and regulations, the introduction of competing products or pricing changes by competitors could impact the performance of the companies.  The ability to complete a transaction in a timely fashion, if at all, will depend on regulatory consents which can be time consuming to obtain and are often hard to predict.  The reader is cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to Johnson & Johnson and Micrus Endovascular Corporation and are qualified in their entirety by this cautionary statement. Neither Johnson & Johnson nor Micrus Endovascular Corporation undertakes to update any such forward-looking statements or other statements included in this communication.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed acquisition, Micrus Endovascular Corporation will file a definitive proxy statement and Micrus Endovascular Corporation and Johnson & Johnson will file other relevant materials with the SEC.  Investors and security holders of Micrus Endovascular Corporation are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition because they will contain important information about the acquisition and the parties to the acquisition.

Investors and security holders may obtain a free copy of the proxy statement and other relevant materials when they become available and any other documents filed by Micrus Endovascular Corporation with the SEC, at the SEC’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from Micrus Endovascular Corporation by contacting Micrus Endovascular Corporation at: 408-433-1400 or 821 Fox Lane, San Jose, California  95131.

Johnson & Johnson, Micrus Endovascular Corporation and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Micrus Endovascular Corporation stockholders in connection with the proposed acquisition. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Johnson & Johnson’s executive officers and directors in the solicitation by reading the proxy statement for Johnson & Johnson’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on March 17, 2010, and the proxy statement relating to the acquisition and other relevant materials filed with the SEC when they become available.   Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Micrus Endovascular Corporation’s executive officers and directors in the solicitation by reading the proxy statement for Micrus Endovascular Corporation's 2009 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2009, and the proxy statement relating to the acquisition and other relevant materials to be filed with the SEC when they become available.  Certain executives and directors of Micrus Endovascular Corporation have interests in the proposed acquisition that may differ from the interests of stockholders generally, including benefits conferred under severance, retention and change of control arrangements and continuation of director and officer insurance and indemnification.  These interests and any additional benefits in connection with the proposed acquisition will be described in the proxy statement when it becomes available.